ALONG MOBILE TECHNOLOGIES, INC.
A Nevada corporation

WRITTEN CONSENT TO ACTION
WITHOUT A MEETING
BY THE
BOARD OF DIRECTORS

We, the undersigned, being the members of the Board of Directors of Along Mobile Technologies Inc., hereby adopt the following recitals and resolutions by their written consent thereto, effective as of December 12, 2005, hereby waiving all notice of and the holding of a meeting of the directors to act upon such resolutions.

RESOLVED, that it has been determined to be in the best interest for the Corporation to change the fiscal year end date from August 31 to December 31; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to effectuate the filing of a Form 8-K stating the change in year end date; and

RESOLVED FURTHER, the Officers of the Corporation are hereby authorized and directed to take any further actions necessary to implement the purpose of the resolutions stated herein above; and

RESOLVED FURTHER, the Secretary of the Corporation is hereby instructed to place a copy of these minutes in the Minute Book of the Corporation.

This consent is executed pursuant to the Revised Corporate Codes of Nevada.

Li Jianwei
Jian Wei Li, Director

Wang Zhen.
Zhen Wan, Director

Gao ye ru
Yeru Gao, Director